File Number 5868-386-8

Exhibit 3.7

State of Illinois

Office of

The Secretary of State

Whereas,

ARTICLES OF INCORPORATION OF ON LINE INTERPRETERS, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

[SEAL]	In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 22ND day of JANUARY A.D. 1996 and of the Independence of the United States the two hundred and 20TH

/s/ George H. Ryan
Secretary of State

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1991) George H. Ryan Secretary of State Department of Business Services Springfield, IL 62756	This space for use by Secretaryof State	SUBMIT IN DUPLICATE
	FILED
	JAN 22 1996	This space for use by Secretary of State

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.”	GEORGE H. RYAN	Date 1-22-96
	SECRETARY OF STATE	Franchise Tax	$25.00
	PAID JAN 24 1996	Filing Fee	$75.00

		Approved:	$100.00

1.	CORPORATE NAME:	On Line Interpreters, Inc.

(The corporate name must contain the word “corporation,” “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	James G. Jensen
First Name Middle Initial Last name

	Initial Registered Office:	161 S. Lincolnway, Suite 202
Number Street Suite #

North Aurora, IL 60542 Kane
City Zip Code County
3.	Purpose or purposes for which the corporation is organized:
(if not sufficient space to cover this point, add one or more sheets of this size.)
The transaction of any and all lawful purposes for which corporations may be incorporated under the Illinois Business Corporations Act of 1983.

4.	Paragraph 1: Authorized Shares, issued Shares and Consideration Received:

Class	Par Value per Share		Number of Shares Authorized	Number of Shares Proposed to be issued	Consideration to be Received Therefor
Common	$	NVP	1,000	100	$1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are: None.
(If not sufficient space to cover this point, add one or more sheets of this size.)

5868-386-8

(Over)

5. OPTIONAL:

(a)    Number of directors constituting the initial board of directors of the corporation:                             .

(b)    Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name Residential Address

6. OPTIONAL:	(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
	(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
	(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
	(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:

OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles _ Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.                                                          NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned Incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated November 20, 1995.

	Signature and Name		Address

1.	/s/ James Jensen	1.	161 S. Lincolnway, Suite 202

	Signature		Street

	James Jensen		North Aurora, IL 60542
	(Type or Print Name)		City/Town	State	Zip Code

2.		2.
	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code

3.		3.
	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code

(Signatures must be in ink on original document, Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of Incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate of 15/100 or 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield, IL 62756
Department of Business Services	Telephone (217)	782-9522
782-9523

CP0372755

File # 5868.386.8

Form BCA-5.10
NFP-105.10
(Rev. Jan. 2003)

Jesse White Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-3647 www.cyberdriveillinois.com	FILED OCT 31 2003 JESSE WHITE SECRETARY OF STATE	SUBMIT IN DUPLICATE This space for use by Secretary of State Date October 31, 2003
STATEMENT OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE		Filing Fee	$ 5
Approved:
Remit payment in check or money order, payable to ‘Secretary of State.”

Type or print in black ink only. See reverse side for signature(s).

1.	CORPORATE NAME: On Line Interpreters Inc.

2.	STATE OR COUNTRY OF INCORPORATION: IL

3.	Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

Registered Agent	Illinois Corporation Service Company
	First Name	Middle Name	Last Name

Registered Office	700 South Second Street
	Number	Street	Suite No. (A P.O. Box alone is not acceptable)

Springfield	62704	Sangamon
City	ZIP Code	County

4.	Name and address of the registered agent and registered office shall be (after all changes herein reported):

Registered Agent	Illinois Corporation Service Company
	First Name	Middle Name	Last Name

Registered Office	801 Adlai Stevenson Drive
	Number	Street	Suite No. (A P.O. Box alone is not acceptable)

Springfield, IL	62703	Sangamon
City	ZIP Code	County

5.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.	The above change was authorized by: (“X” one box only)

a.	☐ By resolution duly adopted by the board of directors.	(Note 5)

b.	☑ By action of the registered agent.	(Note 6)

7.	(If authorized by the board of directors, sign here. See Note 5)

The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated		,
	(Month & Day)		(Year)	(Exact Name of Corporation)

(Any Authorized Officer’s Signature)

(Type or Print Name and Title)

(If change of registered office by registered agent, sign here. See Note 6)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

Dated	October 31	,	2003	/s/ Mark Rosser
	(Month & Day)		(Year)	(Signature of Registered Agent of Record)

				Illinois Corporation Service Company
				Mark Rosser, Vice President

NOTES

1.	The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address; a post office box number alone is not acceptable.

3.	A corporation cannot act as its own registered agent.

4.	If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5.	Any change of registered agent must be by resolution adopted by the board of directors. This statement must then be signed by a duly authorized officer.

6.	The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent.